UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2013

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

PepsiCo, Inc. today released the following statement from Chairman and CEO Indra K. Nooyi:

"It is with deep sadness that we announce the sudden passing of Saad Abdul-Latif, our Chief Executive Officer of PepsiCo Asia, Middle East and Africa (AMEA).

"Saad was much more than a business leader. He was a deep personal friend to so many PepsiCo family members in every corner of the globe. The thoughts and prayers of PepsiCo associates are with Saad and his family during this difficult time.

"Effective immediately, Umran Beba -- in addition to her current responsibilities as SVP and Chief Human Resources Officer for PepsiCo AMEA -- will serve temporarily as acting sector head for PepsiCo AMEA until a permanent replacement is announced.

"PepsiCo AMEA has a strong and deep leadership team in place, and from top to bottom the team there sets the standard for management, growth, execution and teamwork. I’m extremely grateful to every member of our AMEA family for their hard work and dedication."

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

August 19, 2013	By:	Cynthia Nastanski

Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law & Office of the Corporate Secretary